                                                                    EXHIBIT 10.2


                             EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (this "Agreement"), dated as of June 17, 1999, between Loislaw.com, Inc., a Delaware corporation (the "Company"), and Kyle D. Parker, an individual residing in Van Buren, Arkansas ("Executive").

     WHEREAS, Executive is presently employed by the Company, and is willing to commit himself to continue to serve the Company on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Executive hereby agree as follows:

     1.     Employment.  The Company agrees to continue to employ Executive, and
            ----------
Executive agrees to remain in the employ of the Company, for the period set forth in Paragraph 2, in the position and with the duties and responsibilities set forth in Paragraph 3, and upon the other terms and conditions herein provided.

     2.     Term.  The employment of Executive by the Company as provided in
            ----
Paragraph 1 shall be for a period commencing on the date of this Agreement through and ending on June 17, 2002, unless sooner terminated as herein provided (the "Employment Term").

     3.     Position and Duties.
            -------------------

     (a) During the Employment Term, Executive shall serve as Chairman of the Board and Chief Executive Officer of the Company. In such capacities, Executive, subject to the ultimate control and direction of the Board of Directors of the Company, shall have and exercise (i) direct charge of and general supervision over the business and affairs of the Company and (ii) the duties and functions normally incident to the offices of chairman of the board and chief executive officer of a company similar to the Company. In addition, Executive shall have such other duties, functions, responsibilities, and authority as are from time to time delegated to Executive by the Board of Directors of the Company, provided that such duties, functions, responsibilities, and authority are reasonable and customary for a person serving in the aforesaid functions of an enterprise comparable to the Company. Executive shall report and be accountable to the Board of Directors of the Company.

     (b) During the Employment Term, Executive shall devote his full time, skill, and attention and his best efforts to the business and affairs of the Company to the extent necessary to discharge fully, faithfully and efficiently the duties and responsibilities delegated and assigned to Executive herein or pursuant hereto, except for usual, ordinary, and customary periods of vacation and absence due to illness or other disability.
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     (c)    In connection with Executive's employment by the Company under this
Agreement, Executive shall be based at the principal executive offices of the Company in Van Buren, Arkansas, except for such reasonable travel as the performance of Executive's duties in the business of the Company may require.

     (d) All services that Executive may render to the Company or any of its subsidiaries or affiliates in any capacity during the Employment Term shall be deemed to be services required by this Agreement and consideration for the compensation provided for herein.

     4.     Compensation and Related Matters.
            --------------------------------

     (a)    Base Salary.  During the Employment Term, the Company shall pay to
            -----------
Executive for his services hereunder a base salary ("Base Salary") at the rate of Two Hundred Twenty-Five Thousand Dollars ($225,000.00) per year, payable in installments in accordance with the general payroll practices of the Company, or as otherwise mutually agreed upon. Executive's Base Salary shall be subject to such adjustments as may be determined from time to time by the compensation committee of the Board of Directors of the Company in its sole discretion, but in no event shall the Company pay Executive a Base Salary at a rate less than that set forth in the immediately preceding sentence.

     (b)    Executive Bonus and Benefits. During the Employment Term, Executive
            ----------------------------
may be entitled, in the sole discretion of the compensation committee of the Board of Directors, to annual cash bonuses in amounts not to exceed 50% of his then-current Base Salary for any calendar year. Further, Executive shall be entitled to participate in all additional employee benefit plans (including, stock option plans and long-term incentive plans), programs and arrangements that are generally made available by the Company to its senior executives.

     (c)    Medical and Dental Coverage. During the Employment Term, the
            ---------------------------
Company shall provide, at its cost, full medical and dental coverage to Executive under the Company's group insurance plans as in effect from time to time.

     (d)    Expenses. During the Employment Term, Executive shall be entitled to
            --------
receive prompt reimbursement on a timely basis (according to the then-current practices of the Company) for all reasonable expenses incurred by Executive in performing his duties and responsibilities hereunder upon the presentation by Executive of an itemized monthly accounting of such expenditures, including receipts where required by Company policy or federal income tax regulations.

     (e)    Vacations. During the Employment Term, Executive shall be entitled
            ---------
to four (4) weeks of paid vacation each year. Executive shall also be entitled to all paid holidays given by the Company to its senior executives. Executive agrees to utilize his vacation at such time or times as are (i) consistent with the proper performance of his duties and responsibilities hereunder and (ii) mutually convenient for the Company and Executive.

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     5.     Termination of Employment.
            -------------------------

     (a)    Death. Executive's employment hereunder shall terminate
            -----
automatically upon his death.

     (b)    Disability. If the Disability (as defined below) of Executive occurs
            ----------
during the Employment Term, the Company may notify Executive of the Company's intention to terminate Executive's employment hereunder for Disability. In such event, Executive's employment hereunder shall terminate effective on the 15th day following the date such notice of termination is received by Executive (the "Disability Effective Date"). For purposes of this Agreement, the "Disability" of Executive shall be deemed to have occurred at such time as the Board of Directors of the Company determines, in its sole and absolute discretion, (i) that despite any reasonable accommodation required by law, Executive is unable to perform the essential functions of his position hereunder as a result of his physical or mental incapacity and (ii) that such inability has existed or is likely to exist for a period of three months or more.

     (c)    Termination by Company.
            ----------------------

            (i)   For Cause.  The Company may terminate Executive's employment
                  ---------
     hereunder for Cause (as defined below) (a "For Cause Termination"). For purposes of this Agreement, "Cause" shall mean any of the following: (A) any misrepresentation of a material fact to, or concealment of a material fact from, a member of the Board of Directors of the Company; (B) Executive's failure to follow a lawful written directive of the Board of Directors; (C) Executive's willful violation of any material rule, regulation or policy that may be established from time to time in the Company's business; (D) Executive's unlawful possession, use or sale of narcotics or other controlled substances, or performing job duties while such controlled substances are present in Executive's body; (E) Executive operating a vehicle in the course of his employment under the influence of alcohol (meaning a blood alcohol level which would establish a felony or misdemeanor under the applicable state law, or a conviction of or plea of guilty or no contest to such a felony or misdemeanor); (F) any act or omission of Executive in the scope of his employment (i) that results in the assessment of a criminal penalty against Executive or the Company, or
     (ii) that in the reasonable judgment of the Board of Directors would result in a material violation of any federal, state, local or foreign law or regulation; or (G) Executive's conviction of or a plea of guilty or no contest to any crime involving an act of moral turpitude. Whether any termination of Executive's employment hereunder constitutes a For Cause Termination in accordance with the foregoing shall be determined in the reasonable judgment of the Board of Directors.

            (ii)  Without Cause.  The Company may terminate Executive's
                  -------------
     employment hereunder without Cause for any or no reason. For purposes of this Agreement, a "Without Cause Termination" shall mean a termination by the Company of Executive's employment hereunder other than pursuant to (x) a For Cause Termination, or (y) Disability.

     (d)    Constructive Termination.  Executive may terminate his employment
            ------------------------
hereunder if a Constructive Termination occurs. A "Constructive Termination" of Executive's employment with the Company shall be deemed to have occurred if the
Company:

            (i) demotes Executive to a lesser position, either in title or responsibility, than the highest position held by him with the Company at any time during his employment with the Company; or

            (ii) decreases Executive's compensation below the highest level in effect at any time during his employment with the Company or reduces Executive's benefits and perquisites below the highest levels in effect at any time during his employment with the Company (other than as a result of any amendment or termination of any employee or group or other executive benefit plan, which amendment or termination is applicable to all executives of the Company).

     (e)    Notice of  Termination.  Any termination of Executive's employment
            ----------------------
hereunder by the Company or by Executive (other than a termination pursuant to Paragraph 5(a)) shall be communicated by a Notice of Termination (as defined below) to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of a termination for Disability or a For Cause Termination or a Constructive Termination, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) specifies the Employment Termination Date (as defined in Paragraph 5(f) below). The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability or Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

     (f)    Employment Termination Date.  For purposes of this Agreement,
            ---------------------------
"Employment Termination Date" shall mean the effective date of termination of Executive's employment hereunder, which date shall be (i) if Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated because of his Disability, the Disability Effective Date, (iii) if Executive's employment is terminated by the Company pursuant to a For Cause Termination or a Without Cause Termination, the date specified in the Notice of Termination, which date shall in no event be earlier than the date such notice is given, and (iv) if Executive's employment is terminated by Executive pursuant to a Constructive Termination, the date on which the Notice of Termination is given.

     (g)    Resignation.  In the event of termination of Executive's employment
            -----------
hereunder (for any reason other than the death of Executive), Executive agrees that if at such time he is a member of the Board of Directors or officer of the Company or a director or officer of any of its subsidiaries, he will promptly deliver to the Company his written resignation from all such positions, such resignation to be effective as of the Employment Termination Date.

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     6.     Company Obligations Upon Termination of Employment.
            --------------------------------------------------

     (a)    Death. If Executive's employment hereunder is terminated by reason
            -----
of Executive's death, the Company shall pay to Executive's estate a sum equal to 12 month's Base Salary at Executive's last current rate. Any such amounts payable under this Paragraph 6(a) shall be paid in equal monthly installments for a period of one year, such payments to begin as of the Employment Termination Date. In addition, if Executive's employment hereunder is terminated by reason of Executive's death, the Company shall continue to provide medical insurance at the level provided at the Employment Termination Date for Executive's spouse for a period of five years after the Employment Termination Date and for each of his children for a period beginning on the Employment Termination Date and ending on the earlier of (i) five years after the Employment Termination Date and (ii) the date on which such child ceases to be a "dependent" of Executive's spouse within the meaning of Section 152 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, that the Company shall be required to provide medical insurance to Executive's spouse and his children only for so long as, and to the extent that, the Company provides medical insurance for its full-time employees; and, provided, further, that this Paragraph 6(a) shall not prohibit the Company from modifying or canceling its existing health insurance program.

     (b)    Disability.  If Executive's employment hereunder is terminated by
            ----------
reason of Executive's Disability, the Company shall pay to Executive a sum equal to 12 month's Base Salary at Executive's last current rate. Any such amounts payable under this Paragraph 6(b) shall be paid in equal monthly installments for a period of one year, such payments to begin as of the Employment Termination Date. In addition, if Executive's employment hereunder is terminated by reason of Executive's Disability that, in the sole discretion of the Board of Directors, is a "permanent and total disability" as defined in the Company's long-term disability insurance plan, or if the Company does not maintain such a plan containing a definition of that term, as defined in Section 22(e)(3) of the Code, then the Company shall continue to provide medical insurance at the level provided at the Employment Termination Date for Executive and his spouse for a period of five years after the Employment Termination Date and for each of his children for a period beginning on the Employment Termination Date and ending on the earlier of (i) five years after the Employment Termination Date and (ii) the date on which such child ceases to be a dependent of Executive or Executive's spouse within the meaning of Section 152 of the Code; provided, that the Company shall be required to provide medical insurance to Executive, his spouse and his children only for so long as, and to the extent that, the Company provides medical insurance for its full-time employees; and provided further, that this Paragraph 6(b) shall not prohibit the Company from modifying or canceling its existing health insurance program.

     (c)    For Cause Termination.  If Executive's employment hereunder is
            ---------------------
terminated pursuant to a For Cause Termination, the Company shall pay to Executive, in a lump sum in cash within 15 days after the Employment Termination Date, Executive's Base Salary through the Employment Termination Date, to the extent not theretofore paid, and, thereafter, the Company shall have no further obligations to Executive under this Agreement.

     (d)    Without Cause Termination.  If Executive's employment hereunder is
            -------------------------
terminated by the Company by reason of a Without Cause Termination, the Company shall pay to Executive a sum equal to 12 month's Base Salary at Executive's last
current rate.   Any such amounts payable under this Paragraph 6(d) shall be paid in equal monthly installments for a period of one year, such payments to begin as of the Employment Termination Date.

     (e)    Constructive Termination.   If Executive's employment hereunder is
            ------------------------
terminated by Executive by reason of a Constructive Termination, the Company shall pay to Executive a sum equal to 12 month's Base Salary at Executive's last current rate. Any such amounts payable under this Paragraph 6(e) shall be paid in equal monthly installments for a period of one year, such payments to begin as of the Employment Termination Date.

     (f)    Sole Remedy.  The right to receive the payments and insurance, as
            -----------
applicable, provided for under this Paragraph 6 shall be Executive's sole and exclusive remedy for the termination of his employment hereunder and shall be in lieu of any claim that he might otherwise have against the Company arising from such termination.

     (g)    Coordination of Payments. The payments required by subparagraphs (d)
            ------------------------
and (e) of this Paragraph 6 are subject to the provisions of Paragraph 7(b) dealing with the coordination of payments in the event of a Change of Control.

     7.     Termination in Connection with Change of Control.
            ------------------------------------------------

     (a) Upon the occurrence of a Termination Event (as defined in Paragraph 8(a)), the Company shall:

            (i) pay Executive an amount equal to Executive's Base Annual Compensation (as defined in Paragraph 8(c)) multiplied by a factor of two, payable as a lump sum cash payment within ten days following the date of the termination constituting such Termination Event (the "Termination Date");

            (ii) provide Executive with life, disability and medical insurance at the level provided at either the date of the occurrence of a Change of Control (as defined in Paragraph 8(b)) or the Termination Date, as Executive shall in his sole discretion elect by providing written notice to the Company, for 12 months following the Termination Date or such shorter period until Executive shall obtain substantially equivalent insurance coverage from a subsequent employer, if any, in the same manner as if Executive's employment had not been terminated until the end of such period. Executive shall immediately notify the Company upon obtaining any insurance from a subsequent employer and shall provide all information required by the Company regarding such insurance to enable the Company to make a determination of whether such insurance is substantially equivalent; and

            (iii) pay all reasonable legal fees and expenses incurred by Executive in seeking to obtain or enforce any right or benefit provided by this Agreement including without limitation all such costs incurred in contesting or disputing any determination made by the Company under this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code to any payment hereunder. Reimbursements of such costs shall be made by the Company within 15 days after Executive's presentation to the Company of any statements of such costs and thereafter shall bear interest at the rate of 18% per annum or, if different, the maximum rate allowed by law until paid by the Company, and all accrued and unpaid interest shall bear interest at the same rate, all of which interest shall be compounded daily.

     (b)    Coordination With Paragraph 6. If, in connection with the
            -----------------------------
termination of Executive's employment hereunder, Executive is entitled to receive payments pursuant to this Paragraph 7 and Executive would also be entitled to receive termination payments under Paragraph 6 in accordance with the terms thereof, Paragraph 7 shall take precedence and Executive shall not be entitled to receive any payments under Paragraph 6.

     8.     Definitions.
            -----------

     (a)    A "Termination Event" shall be deemed to have occurred if:

            (i) at any time within six months after a Change of Control, Executive or the Company terminates Executive's employment for any reason, or for no reason; or

            (ii) at any time within 12 months after a Change of Control, the Company or any successor thereto terminates Executive's employment for any reason other than for (A) Cause, (B) Disability or (C) death.

For purposes of this Paragraph 8(a), Executive's employment shall be deemed to have been terminated upon the actual termination of his employment or upon the occurrence of a Constructive Termination.

     (b)    A "Change of Control" shall be deemed to have occurred if:

            (i) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") of the Company cease for any reason to constitute at least 51% of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

            (ii) the Company shall consummate a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing more than 50% of the combined voting power entitled to vote generally in the election of directors ("Voting Securities") of the reorganized, merged or consolidated company;

            (iii) the stockholders of the Company shall approve a sale of all or substantially all of the stock or assets of the Company; or

            (iv) any "person," as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any "Person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 40% or more of either the then outstanding shares of common stock, par value $.001 per share, of the Company ("Common Stock") or the Voting Securities of the Company, in either such case other than solely as a result of acquisitions of such securities directly from the Company.

            Notwithstanding the foregoing, a "Change in Control" of the Company shall not be deemed to have occurred for purposes of subparagraph (iv) of this Paragraph 8(b) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities of the Company outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 40% or more of the shares of Common Stock then outstanding or
     (ii) the proportionate voting power represented by the Voting Securities of the Company beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of the Company (other than a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred for purposes of subparagraph (iv) of this Paragraph 8(b).

     (c) "Base Annual Compensation" shall, as determined on the Termination Date, be equal to the greater of (i) Executive's Base Salary on the date of the earliest Change of Control to occur during the 18-month period prior to the Termination Date plus any bonuses or special incentive payments received in the 12 months prior to such Change of Control or (ii) Executive's Base Salary on the Termination Date plus any bonuses or special incentive payments received in the 12 months prior to the Termination Date.

     9.     Adjustments.  Any provision of this Agreement to the contrary
            -----------
notwithstanding, if, in the Company's determination, the total sum of (i) the payments and benefits to be paid or provided to (or with respect to) Executive under this Agreement which are considered to be

"parachute payments" within the meaning of Section 280G of the Code, and (ii) any other payments and benefits which are considered to be "parachute payments," as so defined, to be paid or provided to (or with respect to) Executive by the Company or a member of the Company's affiliated group (within the meaning of Section 280G(d)(5) of the Code) (the "Total Amount") exceeds the amount Executive can receive without having to pay excise tax with respect to all or any portion of such payments or benefits under Section 4999 of the Code (the "Reduced Amount"), then the amount payable to Executive pursuant to Paragraphs 7(a)(i) and (ii) of this Agreement shall be reduced to the greater of zero or the highest amount which will not result in Executive having to pay excise tax with respect to any payments and benefits under Section 4999 of the Code; provided, however, that in the event that the Reduced Amount minus any and all applicable federal, state and local taxes (including but not limited to income and employment taxes imposed by the Code) is less than the Total Amount minus any and all applicable federal, state and local taxes (including but not limited to income and employment taxes imposed by the Code and excise taxes applicable to such payments under Section 4999 of the Code), then the reduction of the amount payable to Executive under Paragraphs 7(a)(i) and (ii) of this Agreement provided for in the preceding provisions of this Paragraph 9 shall not be made.

     10.    Compliance With Other Agreements.  Executive represents and warrants
            --------------------------------
to the Company that the execution, delivery and performance by Executive of this Agreement do not and will not conflict with or result in a violation of any provision of, or constitute a default under, any contract, agreement, instrument or obligation to which Executive is a party or by which he is bound.

     11.    Noncompetition and Related Matters. Without the prior written
            ----------------------------------
consent of the Company, Executive will not, directly or indirectly:

     (a) persuade or attempt to persuade any customer, client, business partner, licensor, licensee, sales representative, supplier or distributor of the Company or any of its subsidiaries (i) to cease doing business with the Company or any of its subsidiaries, or (ii) to reduce the amount of business it does with the Company or any of its subsidiaries;

     (b) persuade or attempt to persuade any potential customer, client, supplier, business partner, licensor, licensee, sales representative, supplier or distributor to which the Company or any of its subsidiaries has made a presentation, or with which the Company or any of its subsidiaries has been having discussions, (i) not to do business with the Company or any of its subsidiaries, or (ii) to engage, with any other person or business, in a Competitive Activity;

     (c) solicit for himself or any person or business other than the Company or any of its subsidiaries the business of any person which is a customer, client, business partners, licensor, licensee, sales representative, supplier or distributor of the Company or any of its subsidiaries, or was a customer, client, business partner, licensor, licensee, sales representative, supplier or distributor of the Company or any of its subsidiaries within two years prior to the Termination Date or the Employment Termination Date, as applicable;

     (d) persuade or attempt to persuade any employee of the Company or any of its subsidiaries, or any individual who was its employee during the six months prior to the Termination Date, (i) to leave the employ of the Company or any of its subsidiaries, or (ii) to become employed by any person or business engaged in a Competitive Activity;

     (e) anywhere in the world where the Company or any of its subsidiaries is conducting any business, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with any person or business engaged in a Competitive Activity; provided, however, that ownership of securities of a company whose securities are registered under the United States Securities Exchange Act of 1934, as amended, not in excess of 1% of any class of such securities shall by itself not be considered a violation of this Paragraph 11.

     For purposes of this Paragraph 11, a person or business shall be deemed to be engaged in a "Competitive Activity" if such person or business (a) is engaged in the production, sale or marketing of electronic legal information, whether such information is distributed via the Internet, via direct modem connection, on CD-ROMs or by some other electronic means, or (b) is one of the businesses listed on Exhibit A attached hereto. For this purpose "legal information" means
          ---------
all types of law-related information sold by the Company during the term of this Agreement, including without limitation primary law such as court decisions, statutes and regulations, and secondary source materials such as treatises, commentaries, outlines, annotations, private letter rulings and the like.

     The provisions of this Paragraph 11 shall be in effect during the Employment Term and (if the Employment Termination Date occurs prior to the expiration of the Employment Term) shall continue in effect for a period of 12 months following the Employment Termination Date. Notwithstanding the foregoing, if Executive's employment with the Company is terminated by the Company for Disability or by reason of a Without Cause Termination or is terminated by Executive by reason of a Constructive Termination, Executive shall be bound by the restrictions set forth in this Paragraph 11 after the Employment Termination Date (i) if and only for so long (but not to exceed 12 months) as the Company complies with its obligations under Paragraphs 6(b), (d) or (e), as applicable, or (ii) if and only if the Company has made the payments to Executive required under Paragraph 7(a)(i), if applicable, provided that Executive shall cease being bound by such restrictions if the Company fails to satisfy its obligations under Paragraph 7(a)(ii) or (iii).

     12.    Confidentiality.  Executive recognizes and acknowledges that the
            ---------------
Company's trade secrets and other confidential or proprietary information, as they may exist from time to time, are valuable, special, and unique assets of the Company's business, access to and knowledge of which are essential to the performance of Executive's duties hereunder. Executive confirms that all such trade secrets and other information constitute the exclusive property of the Company. During the Employment Term and thereafter without limitation of time, Executive shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for his own benefit or for the benefit of anyone else, any trade secrets, confidential dealings, or other confidential or proprietary information of any kind, nature or description (whether or not acquired, learned, obtained or developed by Executive alone or in conjunction with others during the Employment Term) belonging to or concerning the Company or any of its subsidiaries or any of their customers or clients or others with whom they now or hereafter have a business relationship, except (i) with the prior written consent of the Company duly authorized by its Board of Directors, (ii) in the course of the proper performance of Executive's duties hereunder, (iii) for information (x) that becomes generally available to the public other than as a result of unauthorized disclosure by Executive or his affiliates or (y) that becomes available to Executive subsequent to the termination of his employment hereunder and on a nonconfidential basis from a source other than the Company or its subsidiaries who is not bound by a duty of confidentiality, or other contractual, legal or fiduciary obligation, to the Company or such customers, clients or others having a business relationship, or (iv) as required by applicable law or legal process. The provisions of this Paragraph 12 shall continue in effect notwithstanding termination of Executive's employment hereunder for any reason.

     13.    Business Records.  Given the competitive environment in which the
            ----------------
Company does business and the fiduciary relationship that Executive will have with the Company hereunder, Executive agrees to promptly deliver to the Company, upon termination of his employment hereunder, or at any other time when the Company so requests, all memoranda, notes, records, drawings, manuals and other documents (and all copies thereof and therefrom) in any way relating to the business or affairs of the Company or any of its subsidiaries or any of their clients, whether made or compiled by Executive or furnished to him by the Company or any of its employees, customers, clients, consultants or agents, which Executive may then possess or have under his control. Executive confirms that all such memoranda, notes, records, drawings, manuals and other documents (and all copies thereof and therefrom) constitute the exclusive property of the Company. The obligation of confidentiality set forth in Paragraph 12 shall continue notwithstanding Executive's delivery of any such documents to the Company. The provisions of this Paragraph 13 shall continue in effect notwithstanding termination of Executive's employment hereunder for any reason.

     14.    Intellectual Property.
            ---------------------

     (a)    Disclosure.  Executive shall promptly disclose to the Company all
            ----------
ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements, whether or not patentable or copyrightable (all of the foregoing being hereinafter collectively called "Intellectual Property"), which Executive conceives, invents, discovers, creates or develops, alone or with others, during the Employment Term, if such conception, invention, discovery, creation or development (i) occurs in the course of Executive's employment with the Company, or (ii) occurs with the use of the Company's or any of its subsidiaries' time, materials or facilities, or
(iii) in the opinion of the Board of Directors of the Company, relates or pertains in any way to the Company's or any of its subsidiaries' purposes, activities or affairs.

     (b)    Assignment.  Executive hereby assigns and agrees to assign to the
            ----------
Company, its successors, assigns or designees, any and all of Executive's right, title and interest in and to all Intellectual Property that Executive is obligated to disclose to the Company pursuant to Paragraph 14(a).

     (c)    Assistance. Executive shall assist the Company in the preparation of
            ----------
and shall execute and deliver all disclosures, applications for patents or reissue of patents, rights of priority, assignments and other documents, give all testimony, and in general do all lawful things reasonably requested by the Company to obtain, maintain and enforce United States and foreign patents and to obtain, maintain and enforce on behalf of the Company or its designee legal title and all rights in and to all Intellectual Property referred to in the preceding provisions of this Paragraph 14.

     (d)    Records.  Executive shall prepare and maintain adequate and current
            -------
written records of all Intellectual Property within the scope of Paragraphs 14(a) through 14(c) in the form of notes, sketches, drawings, memoranda or reports, all of which shall be promptly submitted by Executive to the Company and shall be owned exclusively by the Company.

     (e)    Consideration and Expenses.  Executive shall perform his obligations
            --------------------------
under this Paragraph 14 at the Company's expense, but without any additional compensation other than that which Executive receives by reason of his employment with the Company or pursuant to any separate agreement between the Company and Executive or any separate policy of the Company that may be in effect from time to time during the Employment Term.

     (f)    Power of Attorney.  If the Company or its designee is unable for any
            -----------------
reason whatsoever to obtain Executive's signature to any documents that the Company is entitled to require him to sign pursuant to this Paragraph 14, Executive hereby irrevocably designates and appoints the Company as his agent and attorney-in-fact to act for and on behalf of him and in his stead to execute, deliver and file all such documents (including, without limitation, all applications for United States and foreign patents or for the reissue of such patents) and to do all other lawful acts that the Company is entitled to require Executive to do pursuant to this Paragraph 14.

     (g)    Survival.  The provisions of this Paragraph 14 shall continue in
            --------
effect notwithstanding termination of Executive's employment hereunder for any reason.

     15.    Assistance in Litigation.  During the Employment Term and for a
            ------------------------
period of three years thereafter, Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which the Company or any of its subsidiaries or affiliates is, or may become, a party. The Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in rendering such assistance. The provisions of this Paragraph 16 shall continue in effect notwithstanding termination of Executive's employment hereunder for any reason.

     16.    Withholding Taxes.  The Company may withhold from any payments to be
            -----------------
made to Executive hereunder such amounts (including social security contributions and federal income taxes) as shall be required by federal, state and local withholding tax laws.

     17.    No Effect on Other Contractual Rights.  The provisions of this
            -------------------------------------
Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable to Executive, or in any way diminish Executive's rights as an employee of the Company, whether existing now or hereafter, under any employee benefit plan, program or arrangement or other contract or agreement of the Company providing benefits to Executive.

     18.    Arbitration.  The Company and Executive agree to submit to final and
            -----------
binding arbitration any and all disputes, claims (whether in tort, in contract, statutory or otherwise) and/or disagreements concerning the interpretation or application of this Agreement; provided, however, that notwithstanding the foregoing, in no event shall any dispute, claim or disagreement arising under Paragraphs 11, 12, 13 and 14 be submitted to arbitration pursuant to this Paragraph 18 or otherwise. Any dispute, claim and/or disagreement subject to arbitration pursuant to the terms of this Paragraph 18 shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or any successor organization (the "Association") then in effect. Arbitration under this provision must be initiated within 30 days of the action, inaction or occurrence about which the party initiating the arbitration is complaining. Within ten days of the initiation of an arbitration hereunder, each party will designate an arbitrator pursuant to Rule 14 of the Association's Rules, and within 10 days thereafter the appointed arbitrators will appoint a neutral arbitrator from the panel in the manner prescribed in Rule 13 of the Association's Rules; provided, however, that if the Company and Executive mutually agree, the arbitration may be conducted by a single arbitrator selected by agreement of the Company and Executive. Executive and the Company agree that the decision of the arbitrators selected hereunder will be final and binding on both parties. This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that pursuant to Section 9 of such Act a judgment of any state court located in Crawford County, Arkansas, shall be entered upon the award made pursuant to the arbitration.

     19.    Injunctive Relief.  In recognition of the fact that a breach by
            -----------------
Executive of any of the provisions of Paragraphs 11, 12, 13 and 14 will cause irreparable damage to the Company for which monetary damages alone will not constitute an adequate remedy, the Company shall be entitled as a matter of right (without being required to prove damages or furnish any bond or other security) to obtain a restraining order, an injunction, an order of specific performance or other equitable or extraordinary relief from any court of competent jurisdiction restraining any further violation of such provisions by Executive or requiring him to perform his obligations hereunder. Such right to equitable or extraordinary relief shall not be exclusive but shall be in addition to all other rights and remedies to which the Company may be entitled at law or in equity, including without limitation the right to recover monetary damages for the breach by Executive of any of the provisions of this Agreement.

     20.    Survival.  Neither the expiration of the term of Executive's
            --------
employment hereunder nor any other termination of this Agreement shall impair the rights or obligations of either party hereto which shall have accrued hereunder prior to such expiration or termination. The provisions of Paragraphs 11, 12, 13, 14, 15, 18 and 19 and the rights and obligations of the parties thereunder, shall survive the expiration or termination of the term of Executive's employment hereunder; provided, however, that the provisions of Paragraph 11 shall survive the termination or expiration of this Agreement only if the Employment Termination Date occurs before the expiration of the Employment Term and only to the extent specified in Paragraph 11.

     21.    Notices.  All notices, requests, demands and other communications
            -------
required or permitted to be given or made hereunder by either party hereto shall be in writing and shall be deemed to have been duly given or made (i) when delivered personally, or (ii) when deposited in the United States mail, first class registered or certified mail, postage prepaid, return receipt requested, to the party for which intended at the following addresses (or at such other addresses as shall be specified by the parties by like notice, except that notices of change of address shall be effective only upon receipt):

          If to the Company, at:

               Loislaw.com, Inc.
               105 North 28th Street
               Van Buren, AR 72956
               Attn: President

          with a copy to:

               Kenn W. Webb, Esq.
               Thompson & Knight, P.C.
               1700 Pacific Avenue, Suite 3300
               Dallas, Texas 75201

          If to Executive:

               Kyle D. Parker
               1530 S. 37th Street
               Fort Smith, AR  72903

     22.    Entire Agreement.  This Agreement constitutes the entire agreement
            ----------------
between the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter. Without limiting the foregoing, upon the effectiveness of this Agreement, the Non-Competition Agreement dated as of November 24, 1997 by and between Law Office Information Systems, Inc. (the Company's predecessor) and Executive shall terminate and be of no further force or effect.

     23.    Binding Effect; Assignment; No Third Party Benefit.  This Agreement
            --------------------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that Executive shall not assign or otherwise transfer this Agreement or any of his rights or obligations hereunder without the prior written consent of the Company (except that any rights that Executive may have hereunder at the time of his death may be transferred by will or pursuant to the laws of descent and distribution). Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     The Company may: (i) as long as it remains obligated with respect to this Agreement, cause its obligations hereunder to be performed by a subsidiary or subsidiaries for which Executive performs services, in whole or in part; (ii) assign this Agreement and its rights hereunder in whole, but not in part, to any corporation with or into which it may hereafter merge or consolidate or to which it may transfer all or substantially all of its assets, if said corporation shall by operation of law or expressly in writing assume to the reasonable satisfaction of Executive all liabilities of the Company hereunder as fully as if it had been originally named the Company herein; but may not otherwise assign this Agreement or its rights hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of and be enforceable by the Company's successors and assigns.

     24.    Nonalienation of Benefits.  Executive shall not have any right to
            -------------------------
pledge, hypothecate, anticipate or in any way create a lien upon any payments or other benefits provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or pursuant to the laws of descent and distribution.

     25.    Amendment.  This Agreement may not be modified or amended in any
            ---------
respect except by an instrument in writing signed by both of the parties hereto.

     26.    Waiver. Any term or condition of this Agreement may be waived at any
            ------
time by the party hereto that is entitled to have the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. No failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or power.

     27.    Authority.  No person, other than pursuant to a resolution duly
            ---------
adopted by the members of the Board of Directors of the Company, shall have authority on behalf of the Company to agree to modify, amend or waive any provision of this Agreement or take any action in reference hereto.

     28.    Severability.  If any provision of this Agreement is held to be
            ------------
unenforceable, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed unenforceable, and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

     29.    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND
            -------------
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

ARKANSAS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     30.    Counterparts. This Agreement may be executed by the parties hereto
            ------------
in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     31.    Interest on Late Payments. The Company's obligation to pay Executive
            -------------------------
any amounts under this Agreement, if not paid by the time specified for payment herein, shall bear interest at the rate of 18% per annum or, if different, the maximum rate allowed by law until paid by the Company, and all accrued and unpaid interest shall bear interest at the same rate, all of which interest shall be compounded daily.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Executive has executed this Agreement, as of the date first set forth above.

                                           LOISLAW.COM, INC.


                                           By: /s/ Mark O. Beyland
                                              ----------------------------
                                               Mark O. Beyland
                                               President and Chief
                                               Financial Officer




                                               /s/ Kyle D. Parker
                                              ----------------------------
                                              Kyle D. Parker

                                   EXHIBIT A
                                   ---------


The Thomson Corporation and its legal publishing companies (including West Group/West Publishing/Westlaw)
Reed Elsevier and its legal publishing companies (including LEXIS-NEXIS, Matthew Bender and Shepard's)
Wolters Kluwer and its legal publishing companies (including CCH Inc.)
Anderson Publishing
Danby Publishing
law.com
Findlaw.com
VersusLaw
Nolo Press
BNA
American Lawyer Media
Wasserstein Pirella
Public Records Corporation
CDB Infotek
LRP Publications
Quicklaw
Barclays Law Publishers
United Communications
Congressional Quarterly Inc.
Washington Post
New York Law Publishing
Legi-Tech